AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1996
                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

COMMERCIAL CREDIT COMPANY                        DELAWARE                           52-0883351
CCC CAPITAL I                                    DELAWARE                           52-6813488
CCC CAPITAL II                                   DELAWARE                           52-6813489
CCC CAPITAL III                                  DELAWARE                           52-6813490
CCC CAPITAL IV                                   DELAWARE                           52-6813491
CCC CAPITAL V                                    DELAWARE 			    52-6813492
(EXACT NAME OF REGISTRANT AS         (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER
SPECIFIED IN ITS CHARTER)             INCORPORATION OR ORGANIZATION)         IDENTIFICATION NUMBERS)


                                  ------------
                               300 ST. PAUL PLACE
                           BALTIMORE, MARYLAND 21202
                                 (410) 332-3000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
          AREA CODE, OF EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                  ------------
                             CHARLES O. PRINCE, III
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 816-8000
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
              AREA CODE, OF AGENT FOR SERVICE FOR EACH REGISTRANT)
                                  ------------
                                   COPIES TO:

          KENNETH J. BIALKIN, ESQ.                       FREDERICK W. KANNER, ESQ.
            SKADDEN, ARPS, SLATE,                            DEWEY BALLANTINE
               MEAGHER & FLOM                           1301 AVENUE OF THE AMERICAS
              919 THIRD AVENUE                           NEW YORK, NEW YORK 10019
            NEW YORK, N.Y. 10022                              (212) 259-8000
               (212) 735-3000

                                  ------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of the registration statement, as determined by market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. X

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. X

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                            AMOUNT TO BE     OFFERING PRICE        AGGREGATE
           TITLE OF EACH CLASS               REGISTERED         PER UNIT            OFFERING             AMOUNT OF
     OF SECURITIES TO BE REGISTERED             (1)            (1)(2)(3)        PRICE (1)(2)(3)     REGISTRATION FEE (2)
Trust Preferred Securities of the
Trusts...................................
Junior Subordinated Debt Securities of
 Commercial Credit Company...............
Guarantees of Trust Preferred Securities
 of the Trusts and certain back-up
obligations (4)..........................
Total....................................   $400,000,000           100%           $400,000,000            $121,213

(1) Such indeterminate number of Preferred Securities of CCC Capital I, CCC Capital II, CCC Capital III, CCC Capital IV and CCC Capital V (each a "Trust") and such indeterminate principal amount of Junior Subordinated Debt Securities of Commercial Credit Company as may from time to time be issued at indeterminate prices. Includes Preferred Securities which may be purchased by underwriters to cover over-allotments, if any. Junior Subordinated Debt Securities may be issued and sold to any Trust, in which event such Junior Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of such Trust and the distribution of the assets thereof.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the Preferred Securities of the Trusts and the Junior Subordinated Debt Securities of Commercial Credit Company registered hereby will not exceed $400,000,000.
(3) Exclusive of accrued interest and distributions, if any.
(4) Includes the rights of holders of the Preferred Securities under the Guarantee and certain back-up undertakings, comprised of the obligations of Commercial Credit Company, to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Preferred Securities) and such obligations of Commercial Credit Company as set forth in the Amended and Restated Declaration of Trust of each Trust and the Indenture, in each case as further described in the Registration Statement. The Guarantee, when taken together with Commercial Credit Company's obligations under the Junior Subordinated Debt Securities, the Indenture and the Amended and Restated Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by Commercial Credit Company of payments due on the Preferred Securities. No separate consideration will be received for any Guarantees or such back-up obligations.

   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED OCTOBER 2, 1996

PROSPECTUS SUPPLEMENT
](TO PROSPECTUS DATED         , 1996)
                           TRUST PREFERRED SECURITIES
                                 CCC CAPITAL I
                          % TRUST PREFERRED SECURITIES
             (LIQUIDATION AMOUNT $25 PER TRUST PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                           COMMERCIAL CREDIT COMPANY
                                  ------------

    The    % Trust Preferred Securities (the "Preferred Securities") offered hereby represent preferred undivided beneficial interests in the assets of CCC Capital I, a statutory business trust formed under the laws of the State of Delaware ("CCC Capital" or the "Trust"). Commercial Credit Company, a Delaware corporation (the "Company"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of CCC Capital. CCC Capital exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in
an equivalent amount of    % Junior Subordinated Deferrable Interest Debentures
due        , 203 (the "Junior Subordinated Debt Securities") of the Company.

                                                        (continued on next page)

    SEE "RISK FACTORS RELATING TO THE PREFERRED SECURITIES" BEGINNING ON PAGE S-8 FOR A DISCUSSION OF FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

    The Company intends to apply for listing of the Preferred Securities on the New York Stock Exchange, Inc. (the "New York Stock Exchange"). Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."
                                  ------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
             SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                            OFFENSE.

                                             INITIAL PUBLIC       UNDERWRITING      PROCEEDS TO CCC
                                           OFFERING PRICE(1)     COMMISSIONS(2)     CAPITAL(3)(4)(5)
Per Preferred Security                             $                  (3)                  $
Total                                              $                  (3)                  $

(1) Plus accrued distributions, if any, from       , 199 .

(2) For information regarding indemnification of the Underwriters, see "Underwriting."

(3) Because the proceeds of the sale of the Preferred Securities will be invested in the Junior Subordinated Debt Securities, the Company has agreed to pay to the Underwriters, as compensation ("Underwriters' Compensation")
    for their arranging the investment therein of such proceeds, $   per
    Preferred Security ($       in the aggregate); provided, that such
    compensation for sales of 10,000 or more Preferred Securities to a single purchaser will be $ per Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence. See "Underwriting."

(4) Expenses of the offering, which are payable by the Company, are estimated to
    be $       .

(5) The Trust has granted to the Underwriters a 30-day option to purchase up to additional Preferred Securities on the same terms as set forth above solely to cover over-allotments, if any. See "Underwriting." If such option is exercised in full, the total Initial Public Offering Price and Proceeds
    to CCC Capital will be $       and $       , respectively. The Company will
    pay Underwriters' Compensation in the amounts per Preferred Security set forth above with respect to such additional Preferred Securities.
                                  ------------

    The Preferred Securities offered hereby are being offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions. It is expected that delivery of the Preferred Securities will be made only in book-entry form through the facilities
of The Depository Trust Company, on or about       , 199 .
                                  ------------
                               SMITH BARNEY INC.

       , 199

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

(continued from previous page)

    Upon the event of a default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

    Holders of the Preferred Securities are entitled to receive cumulative cash
distributions at an annual rate of    % of the liquidation amount of $25 per
Preferred Security, accruing from, and including, the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December
31 of each year, commencing             , 199 ("distributions"). The payment of
distributions out of monies held by CCC Capital and payments on liquidation of CCC Capital or the redemption of Preferred Securities out of monies held by CCC Capital, as set forth below, are guaranteed by the Company (the "Guarantee") to the extent described under "Description of Guarantee." The Guarantee covers payments of distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of interest or principal or other payments on the Junior Subordinated Debt Securities held by CCC Capital as its sole asset. The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities, the Indenture (as defined herein) pursuant to which the Junior Subordinated Debt Securities are issued and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and liabilities of CCC Capital (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities. The obligations of the Company under the Guarantee rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any subsidiary of the Company and (iii) senior to the Company's common stock. The obligations of the Company under the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company.

    The distribution rate and the distribution payment date and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debt Securities, which will be the sole assets of CCC Capital. As a result, if principal or interest is not paid on the Junior Subordinated Debt Securities by the Company, no amounts will be paid on the Preferred Securities because CCC Capital will not have sufficient funds to make distributions on the Preferred Securities. In such event, the Guarantee will not apply to such distributions until CCC Capital has sufficient funds available therefor.

    The Company has the right to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period on the Junior Subordinated Debt Securities at any time for up to 20 consecutive quarters (each, an "Extension Period"), provided, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During any Extension Period, distributions on the Preferred Securities will continue to accrue with interest thereon (to the
extent permitted by applicable law) at an annual rate of    % per annum
compounded quarterly. Additionally, during any Extension Period, holders of Preferred Securities will be required to include deferred interest income in the form of original issue discount ("OID") in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be up to 80 Extension Periods of varying lengths throughout the term of the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt Securities--Option to Extend Interest Payment Period," "Risk Factors Relating to the Preferred Securities--Option to Extend Interest Payment Period" and "United States Federal Income Taxation--Interest Income and Original Issue Discount."

    The Junior Subordinated Debt Securities are redeemable by the Company, in
whole or in part, from time to time, on or after             , 200 , or at any
time, in whole or in part, in certain circumstances upon the occurrence of a Tax Event (as defined herein). If the Company redeems Junior Subordinated Debt Securities, CCC Capital must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed at $25 per Trust Security plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of the Preferred Securities--Mandatory Redemption of Trust Securities." The Preferred Securities will be redeemed upon maturity of the Junior Subordinated Debt Securities. The Junior Subordinated Debt Securities
mature on             , 203 . In addition, upon the occurrence of a Special
Event arising from a change in law or a change in legal interpretation regarding tax or investment company matters, unless the Junior Subordinated Debt Securities are redeemed in the limited circumstances described herein, CCC Capital shall be dissolved, with the result that the Junior Subordinated Debt Securities will be distributed to the holders of the Trust Securities, on a pro rata basis, in lieu of any cash distribution. See "Description of the Preferred Securities--Special Event Redemption or Distribution." In certain circumstances, the Company will have the right to redeem the Junior Subordinated Debt
Securities prior to             , 200 , which would result in the redemption by
CCC Capital of Trust Securities in the same amount on a pro rata basis. If the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Junior

Subordinated Debt Securities listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities--Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debt Securities."

    In the event of the involuntary or voluntary dissolution, winding up or termination of CCC Capital, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution."

    Following the initial distribution of Preferred Securities, Smith Barney Inc. ("Smith Barney"), an affiliate of the Company and CCC Capital, may offer and sell previously issued Preferred Securities in the course of its business as a broker-dealer (subject to obtaining any necessary approval of the New York Stock Exchange for any such offers and sales). Smith Barney may act as a principal or agent in such transactions.

    This Prospectus Supplement, together with an appropriate Prospectus, may be used by Smith Barney in connection with offers and sales of an indeterminate amount of the Preferred Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Smith Barney may act as principal or agent in such transactions.
                              -------------------

    FOR NORTH CAROLINA INVESTORS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS SUCH COMMISSIONER RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                    SUMMARY

    The following information is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus.

                                  THE COMPANY

    The Company, a wholly owned subsidiary of Travelers Group Inc. ("Travelers Group"), is a financial services holding company engaged, through subsidiaries, principally in the business of consumer finance services. As of June 30, 1996, the Company's consumer finance business, which includes lending services, credit-related insurance and credit card services, maintained 860 loan offices in 44 states.

    The Company's lending services consist of loans to consumers, including both fixed and variable rate secured and unsecured personal loans and real estate-secured loans and fixed rate loans to finance consumer goods purchases. Through its bank subsidiaries, the Company provides credit card services, including upper market gold credit card services, to individuals and to affinity groups nationwide. American Health and Life Insurance Company, a subsidiary of the Company, underwrites or arranges for credit-related insurance, which is offered to customers of the Company's consumer finance business.

    The principal offices of the Company are located at 300 St. Paul Place, Baltimore, Maryland 21202; telephone (410) 332-3000. The Company was incorporated in Delaware in 1968.

                                  CCC CAPITAL

    CCC Capital is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of September 30, 1996, executed by the Company, as sponsor (the "Sponsor"), and the trustees of CCC Capital (as described below) and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on September 30, 1996. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% or more of the total capital of CCC Capital. CCC Capital exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto.

    CCC Capital's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. Pursuant to the Declaration, the number of trustees of CCC Capital will be four: The Chase Manhattan Bank, a New York banking association that is unaffiliated with the Company, as the institutional trustee (the "Institutional Trustee"), Chase Manhattan Bank Delaware, a banking association with its principal place of business in the State of Delaware, as the Delaware trustee (the "Delaware Trustee"), and two individual trustees (the "Regular Trustees" and, together with the Institutional Trustee and the Delaware Trustee, the "CCC Trustees") will be persons who are employees or officers of, or who are affiliated with the Company. Initially, the Regular Trustees will be Barbara A. Yastine and George Hupfer, each of whom is an officer of the Company. The Institutional Trustee will act as the sole indenture trustee under the Declaration for purposes of compliance with the Trust Indenture Act until removed or replaced by the holder of the Common Securities. The Chase Manhattan Bank will also act as indenture trustee (the "Guarantee Trustee") under the Guarantee. See "Description of Guarantee" and "Description of Junior Subordinated Debt Securities."

    The Institutional Trustee will hold title to the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities and, in its capacity as the holder, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the indenture pursuant to which the Junior Subordinated Debt Securities are issued. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right, subject to certain restrictions contained in the Declaration, to appoint, remove or replace any CCC Trustee and to increase or decrease the number of CCC Trustees. The Company will pay all fees and expenses related to CCC Capital and the offering of the Trust Securities. See "Description of the Junior Subordinated Debt Securities--Miscellaneous."

    The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of the Preferred Securities."

                         PREFERRED SECURITIES OFFERING

General......................  The Preferred Securities represent undivided beneficial interests in
                               CCC Capital's assets, which will consist solely of the Junior
                               Subordinated Debt Securities. The Junior Subordinated Debt Securities,
                               in which the proceeds of the Preferred Securities offered hereby will
                               be invested, mature on       , 203 , unless the Junior Subordinated
                               Debt Securities are redeemed by the Company prior to such maturity as described under "Description of the Preferred Securities--Mandatory
                               Redemption of Trust Securities" and "Description of the Preferred
                               Securities--Special Event Redemption or Distribution."
Distributions................  The distributions payable on each Preferred Security will be fixed at
                               a rate per annum of    % of the stated liquidation amount of $25 per
                               Preferred Security, will be cumulative, will accrue from       , 199 ,
                               the date of issuance of the Preferred Securities, and will be payable quarterly in arrears, on March 31, June 30, September 30 and December
                               31 of each year, commencing       , 199 . See "Description of the
                               Preferred Securities-- Distributions."
Option to Extend Interest
Payment Period...............  The Company has the right, at any time, to defer payments of interest on the Junior Subordinated Debt Securities for a period not exceeding
                               20 consecutive quarters; provided, that no Extension Period may extend beyond the maturity date of the Junior Subordinated Debt Securities.
                               As a consequence of the Company's extension of the interest payment period, quarterly distributions on the Preferred Securities would be deferred (though such distributions would continue to accrue with interest thereon compounded quarterly, since interest would continue to accrue on the Junior Subordinated Debt Securities) during any such extended interest payment period. In the event that the Company exercises its right to extend an interest payment period, then (a) the
                               Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto, and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Junior
                               Subordinated Debt Securities. The foregoing, however, will not apply
                               (i) to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid or
                               (ii) in certain other limited events. Prior to the termination of any
                               Extension Period, the Company may further extend such Extension
                               Period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension
                               Period, subject to the foregoing requirements. See "Description of the
                               Junior Subordinated Debt Securities--Interest Income and Option to
                               Extend Interest Payment Period."
                               Should an Extension Period occur, Preferred Security holders will continue to recognize interest income for United States federal income tax purposes. As a result, such holders will be required to include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash,

                               and such holders will not receive the cash from CCC Capital related to such income if such holders dispose of Preferred Securities prior to the record date for payment of distributions. See "United States
                               Federal Income Taxation-- Interest Income and Original Issue
                               Discount."
Mandatory Redemption.........  Upon the repayment of the Junior Subordinated Debt Securities, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment will be applied by the Institutional
                               Trustee to redeem a like amount of Trust Securities, upon the terms and conditions described herein. See "Description of the Preferred
                               Securities--Mandatory Redemption of Trust Securities."
Optional Redemption..........  The Company has the right to redeem the Junior Subordinated Debt
                               Securities (a) on or after       , 200 , in whole at any time or in
                               part from time to time, subject to the conditions described in
                               "Description of the Junior Subordinated Debt Securities--Optional
                               Redemption" or (b) at any time, in whole or in part, in certain circumstances upon the occurrence of a Tax Event (as defined herein)
                               as described under "Description of the Preferred Securities--Special
                               Event Redemption or Distribution," in each case at a redemption price equal to 100% of the principal amount of Junior Subordinated Debt
                               Securities being redeemed, together with any accrued but unpaid interest, to but not including the redemption date. See "Description of the Junior Subordinated Debt Securities--Optional Redemption." If
                               the Company redeems any Junior Subordinated Debt Securities, the proceeds from such redemption will be applied by the Institutional
                               Trustee to redeem a like amount of Trust Securities.
Special Event Distribution...  Subject to certain conditions and except in limited circumstances, if at any time a Special Event (as defined herein) shall occur and be continuing, CCC Capital shall be dissolved with the result that Junior
                               Subordinated Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest thereon equal to accrued and unpaid distributions on, the
                               Trust Securities outstanding at such time, would be distributed to the holders of the Trust Securities in liquidation of such holders'
                               interests in CCC Capital on a pro rata basis within 90 days following the occurrence of such Special Event. See "Description of the
                               Preferred Securities--Special Event Redemption or Distribution."
Voting Rights................  Generally, the holders of the Preferred Securities will not have any voting rights. See "Description of the Preferred Securities--Voting
                               Rights."
                               Subject to certain conditions, including that the Institutional
                               Trustee obtain the opinion of counsel described under "Description of the Preferred Securities--Voting Rights" prior to taking certain actions, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the
                               Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debt Securities, to (i) exercise the remedies available under the Indenture with respect to the Junior Subordinated
                               Debt Securities, (ii) waive any past Indenture Event of Default that is waivable under the Indenture (as defined herein), (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable, or
                               (iv) consent to any amendment, modification or termination of the
                               Indenture or the Junior Subordinated Debt Securities where such consent shall be required; provided, however, that where a consent or action under the Indenture would require the consent or act of a Super
                               Majority (as defined herein) of holders of the Junior Subordinated
                               Debt Securities affected thereby, only the holders of at least such
                               Super Majority in aggregate liquidation

                               amount of the Preferred Securities may direct the Institutional
                               Trustee to give such consent or take such action. See "Description of the Preferred Securities--Voting Rights."
Use of Proceeds..............  The proceeds from the sale of the Preferred Securities offered hereby will be used by CCC Capital to purchase the Junior Subordinated Debt
                               Securities issued by the Company. The Company expects to use such proceeds for general corporate purposes. See "Use of Proceeds."
Listing......................  The Company intends to apply for listing of the Preferred Securities on the New York Stock Exchange. Trading of the Preferred Securities on
                               the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities.

                                  RISK FACTORS

    Prospective investors should consider carefully, in addition to the other information contained in this Prospectus Supplement and the accompanying Prospectus, the matters set forth under the caption "Risk Factors" in this Prospectus Supplement before purchasing the Preferred Securities offered hereby.

                                  ------------

    Unless otherwise indicated, all information in this Prospectus Supplement and the accompanying Prospectus assumes no exercise of the Underwriters' option
to purchase from the Trust up to        additional Preferred Securities solely
to cover over-allotments, if any. See "Underwriting."

                                  RISK FACTORS

    Prospective investors should consider carefully, in addition to the other information contained in this Prospectus Supplement and the accompanying Prospectus, the following risk factors before purchasing the Preferred Securities offered hereby.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

    The obligations of the Company under the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Junior Subordinated Debt Securities may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. The Company's obligations under the Guarantee rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any subsidiary of the Company and (iii) senior to the Company's Common Stock. There are no terms in the Preferred Securities, the Junior Subordinated Debt Securities or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Junior Subordinated Debt Securities and the Guarantee. See "Description of Guarantee--Status of the Guarantee" and "Description of the Junior Subordinated Debt Securities--Subordination."

RIGHTS UNDER THE GUARANTEE

    The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

    The Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent CCC Capital has funds available therefor, (ii) the Redemption Price with respect to Preferred Securities called for redemption by CCC Capital, to the extent CCC Capital has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of CCC Capital (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment and (b) the amount of assets of CCC Capital remaining available for distribution to holders of the Preferred Securities in liquidation of CCC Capital. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against CCC Capital, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against CCC Capital or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Junior Subordinated Debt Securities, CCC Capital would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Preferred Securities would rely on the enforcement (1) by the Institutional Trustee of its rights as registered holder of the Junior Subordinated Debt Securities against the Company pursuant to the terms of the Junior Subordinated Debt Securities or
(2) by such holder of Preferred Securities of its right against the Company to enforce payments on the Junior Subordinated Debt Securities. See

"Description of Guarantees" and "Description of Junior Subordinated Debt Securities" in the accompanying Prospectus. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture (as defined herein).

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Junior Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from CCC Capital. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    The Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period from time to time on the Junior Subordinated Debt Securities for an Extension Period not exceeding 20 consecutive quarterly interest periods during which no interest shall be due and payable, provided, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded quarterly) by CCC Capital during any such extended interest payment period. In the event that the Company exercises this right to defer interest payments, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to such Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly interest periods; provided, further, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. Consequently, there could be up to 80 Extension Periods of varying lengths throughout the term of the Junior Subordinated Debt Securities. See "Description of the Preferred Securities--Distributions" and "Description of the Junior Subordinated Debt Securities--Option to Extend Interest Payment Period."

    The junior subordinated debt securities issued from time to time in connection with the issuance of trust preferred securities by a Trust will contain the same restrictive covenants described in the preceding paragraph. The effect of such restrictive covenants will be to limit the rights of holders of Preferred Securities to receive payments with respect thereto if there has been a deferral of interest under any such junior subordinated debt securities.

    Should the Company exercise its right to defer any payment of interest on the Junior Subordinated Debt Securities by extending the interest payment period, under recently issued Treasury regulations, each holder of Preferred Securities will accrue income in the form of OID in respect of the deferred interest allocable to its Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed, to holders of record of Preferred Securities. As a result, during any Extension Period, each such holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from CCC Capital related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debt Securities. However, should the Company exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Junior Subordinated Debt Securities) may be more volatile than other similar securities where the issuer does not have such rights to defer interest payments. See "United States Federal Income Taxation--Interest Income and Original Issue Discount" and "--Sales of Preferred Securities."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

    Upon the occurrence of a Special Event (as defined herein), CCC Capital will be dissolved, except in the limited circumstance described below, with the result that the Junior Subordinated Debt Securities will be distributed to the holders of the Trust Securities in connection with the liquidation of CCC Capital. In certain circumstances in connection with a Tax Event, the Company has the right to redeem the Junior Subordinated Debt Securities, in whole or in part, in lieu of a distribution of the Junior Subordinated Debt Securities to holders of Trust Securities by CCC Capital, in which event CCC Capital will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Debt Securities are redeemed by the Company. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

    Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities upon the dissolution of CCC Capital would not be a taxable event to holders of the Preferred Securities. Upon the occurrence of a Tax Event, however, a dissolution of CCC Capital in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--Receipt of Junior Subordinated Debt Securities or Cash Upon Liquidation of CCC Capital."

    There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of CCC Capital were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debt Securities that a holder of Preferred Securities may receive on dissolution and liquidation of CCC Capital, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debt Securities upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debt Securities and should carefully review all the information regarding the Junior Subordinated Debt Securities contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities--Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debt Securities--General."

PROPOSED TAX LEGISLATION

    On March 19, 1996, President Clinton proposed certain tax law changes (the "Proposed Legislation") that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debt Securities, issued on or after December 7, 1995. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to the Junior Subordinated Debt Securities. There can be no assurance, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. The occurrence of a Tax Event may, among other things, result in a dissolution of CCC Capital in which holders of the Preferred Securities may receive cash, which would be a taxable event to such holders. See "--Special Event Redemption or Distribution" and "Description of the Preferred Securities--Special Event Redemption or Distribution."

LIMITED VOTING RIGHTS

    Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, CCC Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities--Voting Rights."

TRADING PRICE

    Should the Company exercise its option to defer any payment of interest on the Junior Subordinated Debt Securities, the Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debt Securities. In the event of such a deferral, a holder of Preferred Securities who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debt Securities to the date of disposition, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than such holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation--Interest Income and Original Issue Discount" and "--Sales of Preferred Securities."

                                USE OF PROCEEDS

    All of the net proceeds from the sale of the Preferred Securities offered hereby will be invested by CCC Capital in Junior Subordinated Debt Securities of the Company. The Company will use the proceeds from the sale of the Junior Subordinated Debt Securities to CCC Capital to fund its financial services business and for general corporate purposes, which may include the reduction or refinancing of other borrowings, or the making of investments in or capital contributions to subsidiaries of the Company. Also, in order to fund its financial services business, the Company expects to incur additional indebtedness in the future. See "Capitalization."

                RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

                                                                                YEAR ENDED DECEMBER 31,
                                                SIX MONTHS ENDED     ---------------------------------------------
                                                 JUNE 30, 1996       1995      1994     1993     1992(1)     1991
                                                ----------------     -----     ----     ----     -------     -----
Ratio of earnings to combined fixed charges
  and preferred stock dividends                       1.66            1.70     1.83     2.09       2.12       1.67

------------

(1) Included in earnings from continuing operations before income taxes (used in the computation above) are net gains of $47.0 million resulting from the sale of stock of Inter-Regional Financial Group, Inc., the sale of the Company's investment in the common stock of Musicland Stores Corporation and the sale of 50% of Commercial Insurance Resources, Inc. Without giving effect to these net gains, the ratio for 1992 would have been 1.99.

    The ratio of earnings to combined fixed charges and preferred stock dividends has been computed by dividing earnings from continuing operations before income taxes and fixed charges by the combined fixed charges and preferred stock dividends. For purposes of these ratios, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.

                              ACCOUNTING TREATMENT

    The financial statements of CCC Capital will be reflected in the Company's consolidated financial statements with the Preferred Securities shown as "CCC-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts holding solely Junior Subordinated Debt Securities."

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company at June 30, 1996, and as adjusted to give effect to the issuance of the Preferred Securities, and the application of the proceeds therefrom to the repayment of short-term borrowings, as if such transactions had occurred on June 30, 1996.

                                                                                        AT JUNE 30, 1996
                                                                                    ------------------------
                                                                                    OUTSTANDING  AS ADJUSTED
                                                                                    -----------  -----------
                                                                                     (DOLLARS IN MILLIONS)
Debt:
    Certificates of deposit........................................................  $   168.6     $
    Short-term borrowings..........................................................    1,435.8
    Long-term debt.................................................................    5,400.0
                                                                                    -----------  -----------
        Total debt.................................................................  $ 7,004.4     $
CCC-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts
holding solely Junior Subordinated Debt Securities (1).............................

Stockholders' equity:
    Common stock, $.01 par value; authorized shares: 1,000; issued shares:1........    $
    Additional paid-in capital.....................................................      163.9
    Retained earnings..............................................................    1,057.1
    Other..........................................................................      (11.2)
                                                                                    -----------  -----------
          Total stockholders' equity...............................................    1,209.8
                                                                                    -----------  -----------
          Total capitalization.....................................................  $ 8,214.2     $
                                                                                    -----------  -----------
                                                                                    -----------  -----------

------------

(1) The sole asset of each trust will be junior subordinated deferrable interest debentures of the Company. The sole asset of CCC Capital will be $
    million aggregate principal amount of    % junior subordinated deferrable
    interest debentures of the Company due          , 20 .

                    DESCRIPTION OF THE PREFERRED SECURITIES

    The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, The Chase Manhattan Bank, will act as indenture trustee under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. This description supplements the description of the general terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the caption "Description of Preferred Securities." The following summary of the material terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration (a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part), the Trust Act and the Trust Indenture Act.

GENERAL

    The Declaration authorizes the Regular Trustees to issue on behalf of CCC Capital the Trust Securities, which represent undivided beneficial interests in the assets of CCC Capital. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by CCC Capital of any securities other than the Trust Securities or the incurrence of any indebtedness by CCC Capital. Pursuant to the Declaration, the Institutional Trustee will hold title to the Junior Subordinated Debt Securities purchased by CCC Capital for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by CCC Capital, and payments upon redemption of the Preferred Securities or liquidation of CCC Capital out of money held by CCC Capital, are guaranteed by the Company to the extent described under "Description of Guarantee." The Guarantee will be held by The Chase Manhattan Bank, the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when CCC Capital does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to (i) vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities or (ii) if the failure of CCC Capital to pay distributions is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities, institute a proceeding directly against the Company for enforcement of payment to such holder of the principal or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities. See "--Voting Rights."

DISTRIBUTIONS

    Distributions on the Preferred Securities will be fixed at a rate per annum
of    % of the stated liquidation amount of $25 per Preferred Security.
Distributions in arrears beyond the first date such distributions are payable (or would be payable, if not for any Extension Period or default by the Company on the Junior Subordinated Debt Securities) will bear interest thereon at the rate per annum of % thereof compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the Preferred Securities will be cumulative, will accrue
from and including        , 199 , and will be payable quarterly in arrears on
March 31, June 30, September 30 and December 31 of each year, commencing
       , 199 . When, as and if available for payment, distributions will be made by the Institutional Trustee, except as otherwise described below.

    The distribution rate and the distribution payment dates and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debt Securities.

    The Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period from time to time on the Junior Subordinated Debt Securities for an Extension Period not exceeding 20 consecutive quarterly interest periods during which no interest shall be due and payable, provided, that no Extension Period may extend beyond the maturity of the Junior

Subordinated Debt Securities. As a consequence of the Company's extension of the interest payment period, quarterly distributions on the Preferred Securities would be deferred (though such distributions would continue to accrue with interest thereon compounded quarterly, since interest would continue to accrue on the Junior Subordinated Debt Securities) during any such extended interest payment period. In the event that the Company exercises its right to extend the interest payment period, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly interest periods; provided further, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. Consequently, there could be up to 80 Extension Periods of varying lengths throughout the term of the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt Securities-- Interest" and "--Option to Extend Interest Payment Period." The Regular Trustees shall give the holders of the Preferred Securities notice of any Extension Period upon their receipt of notice thereof from the Company. See "Description of the Junior Subordinated Debt Securities--Option To Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of CCC Capital on the record date next following the termination of such deferral period.

    Distributions on the Preferred Securities will be made on the dates payable to the extent that CCC Capital has funds available for the payment of such distributions in the Property Account. CCC Capital's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from the Company on the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt Securities." The payment of distributions out of monies held by CCC Capital is guaranteed by the Company to the extent set forth under "Description of Guarantee."

    Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of CCC Capital at the close of business on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Junior Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in book-entry only form, the relevant record dates shall conform to the rules of any securities exchange on which the Preferred Securities are listed and, if none, the Regular Trustees shall have the right to select relevant record dates, which shall be more than 14 days but less than 60 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

MANDATORY REDEMPTION OF TRUST SECURITIES

    The Preferred Securities have no stated maturity date but will be redeemed upon the maturity of the Junior Subordinated Debt Securities or to the extent the Junior Subordinated Debt Securities are redeemed. The Junior Subordinated
Debt Securities will mature on       , 203 , and may be redeemed, in whole or in
part, at any time on or after       , 200 , or at any time, in whole or in part,
in certain circumstances upon the occurrence of a Tax Event (as described under "Special Event Redemption or Distribution" below). See "Description of the Junior Subordinated Debt Securities--Optional Redemption." Upon the maturity of the Junior Subordinated Debt Securities, the proceeds of the repayment thereof shall simultaneously be applied to redeem all outstanding Trust Securities at the Redemption Price. Upon the redemption of the Junior Subordinated Debt Securities, whether in whole or in part (either at the option of the Company or pursuant to a Tax Event), the proceeds from such redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed at the Redemption Price; provided, that holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described under "--Book-Entry Only Issuance-- The Depository Trust Company" below.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

    "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of this Prospectus Supplement), in either case after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) CCC Capital would be subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities, (ii) interest payable to CCC Capital on the Junior Subordinated Debt Securities would not be deductible, in whole or in part, by the Company for United States federal income tax purposes or (iii) CCC Capital would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

    "Investment Company Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in practicing under the 1940 Act (as defined herein) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that CCC Capital is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

    If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, CCC Capital shall, except in the limited circumstances described below, be dissolved with the result that Junior Subordinated Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities outstanding at such time would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in CCC Capital on a pro rata basis within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, such dissolution and distribution shall be conditioned on the Regular Trustees' receipt of an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on, among other things, published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debt Securities and, provided further, that, if at the time there is available to the Company or CCC Capital the opportunity to eliminate, within such 90 day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, that will have no adverse effect on CCC Capital, the Company or the holders of the Trust Securities, the Company or CCC Capital will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the

Company has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of such Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Junior Subordinated Debt Securities for United States federal income tax purposes, even after the Junior Subordinated Debt Securities were distributed to the holders of Trust Securities in liquidation of such holders' interests in CCC Capital as described above, or
(ii) the Regular Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion to the Regular Trustees, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Junior Subordinated Debt Securities, in whole or in part, for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed shall be redeemed by CCC Capital at the Redemption Price on a pro rata basis; provided, however, that if at the time there is available to the Company or CCC Capital the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on CCC Capital, the Company or the holders of the Trust Securities, the Company or CCC Capital will pursue such measure in lieu of redemption.

    If the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to cause the Junior Subordinated Debt Securities to be listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

    After the date for any distribution of Junior Subordinated Debt Securities upon dissolution of CCC Capital, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the securities depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon such distribution, and (iii) any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent Junior Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

    There can be no assurance as to the market prices for either the Preferred Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of CCC Capital were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debt Securities that an investor may receive if a dissolution and liquidation of CCC Capital were to occur, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

    CCC Capital may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

    If CCC Capital gives a notice of redemption in respect of the Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, and if the Company has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debt Securities, the Institutional Trustee will irrevocably deposit with the Depositary (as defined in the accompanying Prospectus) funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "--Book-Entry Only Issuance--The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by CCC Capital, or by the Company pursuant to the Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

    In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed in accordance with the Depositary's standard procedures. See "--Book-Entry Only Issuance--The Depository Trust Company."

    Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates, including, without limitation, Smith Barney, may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of CCC Capital (each a "Liquidation"), the holders of the Preferred Securities will be entitled to receive out of the assets of CCC Capital, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Junior Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities outstanding at such time have been distributed on a pro rata basis to the holders of such Preferred Securities.

    If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because CCC Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by CCC Capital on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such Liquidation pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

    Pursuant to the Declaration, CCC Capital shall terminate (i) on
            , 2051, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the Common Securities or the Company, the filing of a certificate of cancellation with respect to CCC Capital, or the revocation of the charter of the holder of the Common Securities or the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Junior Subordinated Debt Securities upon the occurrence of a Special Event, (v) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, the Company or CCC Capital, or (vi) upon the redemption of all the Trust Securities.

    Under the terms of the Indenture, the Company has covenanted that, for so long as the Preferred Securities remain outstanding, it will not voluntarily dissolve, wind-up or terminate CCC Capital, except in connection with a distribution of Junior Subordinated Debt Securities upon a Special Event or in connection with certain mergers, consolidations or amalgamations permitted by the Declaration.

DECLARATION EVENTS OF DEFAULT

    An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of Common Securities. See "--Voting Rights."

    If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from CCC Capital. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

    Upon the occurrence of an Indenture Event of Default, the Institutional Trustee as the sole holder of the Junior Subordinated Debt Securities will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debt Securities to be immediately due and payable. The Company and CCC Capital are each required to file annually with the Institutional Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

    Except as described in this Prospectus Supplement and in the accompanying Prospectus under "Description of Guarantees--Modification of Guarantees; Assignment," and except as provided under the Trust Act, the Trust Indenture Act and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

    Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debt Securities, to (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to the Junior Subordinated Debt Securities, (ii) waive any past Indenture Event of Default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Debt Securities (a "Super Majority") affected thereby, only the holders of at least such Super Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any record holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. The Institutional Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy available to the Institutional Trustee, the Institutional Trustee, as holder of the Junior Subordinated Debentures, shall not take any of the actions described in clauses (i), (ii), (iii) or (iv) above unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of such action, CCC Capital will not fail to be classified as a grantor trust for United States federal income tax purposes.

    In the event the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the written direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where any amendment, modification or termination under the Indenture would require the consent of a Super Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in aggregate liquidation amount of the Trust Securities which the relevant Super Majority represents of the aggregate principal amount of the Junior Subordinated Debt Securities outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that for United States federal income tax purposes CCC Capital will not be classified as other than a grantor trust.

    A waiver of an Indenture Event of Default by the Institutional Trustee at the direction of the holders of the Preferred Securities will constitute a waiver of the corresponding Declaration Event of Default.

    Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for CCC Capital to redeem and cancel Preferred Securities or distribute Junior Subordinated Debt Securities in accordance with the Declaration.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

    The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company."

    Holders of the Preferred Securities will have no rights to appoint or remove the CCC Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

    The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee and the Delaware Trustee), provided, that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of CCC Capital other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only holders of the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of Trust Securities.

    Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause CCC Capital to be classified for United States federal income tax purposes as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause CCC Capital to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

    CCC Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. CCC Capital may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of CCC Capital under the Trust Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee, in its capacity as the holder of the Junior Subordinated Debt Securities, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of CCC Capital, (vii) prior to such merger, consolidation, amalgamation or replacement, CCC Capital has received an opinion of a nationally recognized independent counsel to CCC Capital experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither CCC Capital nor such successor entity will be required to register as an "investment company" under the 1940 Act; and
(viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, CCC Capital shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if in the opinion of a nationally recognized independent tax counsel experienced in such matters, such consolidation, amalgamation, merger or replacement would cause CCC Capital or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes. In addition, so long as any Preferred Securities are outstanding and are not held entirely by the Company, CCC Capital may not voluntarily liquidate, dissolve, wind-up or terminate except as described above under "--Special Event Redemption Distribution."

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

    The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. (the "NASD"). Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

    Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

    To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

    Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such Preferred Securities in accordance with its procedures.

    Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to CCC Capital as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and CCC Capital believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in CCC Capital.

    Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, CCC Capital or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of CCC Capital, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    Except as provided herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

    DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to CCC Capital. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and CCC Capital believe to be reliable, but neither the Company nor CCC Capital takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

    The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such a default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. Notwithstanding the foregoing, the holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action following a Declaration Event of Default.

PAYING AGENT

    In the event that the Preferred Securities do not remain in book-entry only form, the following provisions will apply:

    The Institutional Trustee will act as paying agent and may designate an additional or substitute paying agent at any time.

    Registration of transfers of Preferred Securities will be effected without charge by or on behalf of CCC Capital, but upon payment (with the giving of such indemnity as CCC Capital or the Company may require) in respect of any tax or other government charges that may be imposed in relation to it.

    CCC Capital will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

GOVERNING LAW

    The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The Regular Trustees are authorized and directed to operate CCC Capital in such a way so that CCC Capital will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Junior Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of CCC Capital or the certificate of incorporation of the Company, that each of the Company and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

    Holders of the Preferred Securities have no preemptive rights.

+

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

    Set forth below is a description of the specific terms of the Junior Subordinated Debt Securities in which CCC Capital will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Junior Subordinated Debt Securities set forth in the accompanying Prospectus under the caption "Description of Junior Subordinated Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description of the Junior Subordinated Debt
Securities in the accompanying Prospectus; the Indenture, dated as of          ,
199 (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Indenture Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part; and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.

    Under certain circumstances involving the dissolution of CCC Capital following the occurrence of a Special Event, Junior Subordinated Debt Securities may be distributed to the holders of the Trust Securities in liquidation of CCC Capital. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

    If the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Junior Subordinated Debt Securities listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted.

GENERAL

    The Junior Subordinated Debt Securities will be issued as unsecured debt under the Indenture. The Junior Subordinated Debt Securities will be limited in
aggregate principal amount to approximately $          ($      if the
Underwriters exercise the over-allotment option in full), such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the capital contributed by the Company to CCC Capital in exchange for the Common Securities (the "CCC Payment").

    The Junior Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and
Additional Interest (as defined herein), if any, on        , 203 .

    If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in CCC Capital, such Junior Subordinated Debt Securities will initially be issued in the form of one or more Global Securities (as defined under "Book-Entry and Settlement" below). As described herein, under certain limited circumstances, Junior Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Junior Subordinated Debt Securities are issued in certificated form, such Junior Subordinated Debt Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debt Securities issued as a Global Security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debt Securities will be registrable and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in New York, New York; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

    The Company does not intend to issue and sell the Junior Subordinated Debt Securities to any purchasers other than CCC Capital.

    There are no covenants or provisions in the Indenture that would afford the holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect such holders.

SUBORDINATION

    The Indenture provides that the Junior Subordinated Debt Securities are subordinated and junior in right of payment to all Senior Indebtedness of the Company. No payment of principal (including redemption payments), premium, if any, or interest on the Junior Subordinated Debt Securities may be made if (i) any Senior Indebtedness of the Company has not been paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of the Company must be paid in full before the holders of Junior Subordinated Debt Securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness of the Company then outstanding, the rights of the holders of the Junior Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debt Securities are paid in full.

    The term "Senior Indebtedness" means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any conditional sale or title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations, contingent or otherwise, of such obligor in respect of any letters of credit, banker's acceptance, security purchase facilities or similar credit transactions, (v) all obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements, (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise and (vii) all obligations of the type referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Debt Securities and
(2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) any other CCC Trust or a trustee of such trust and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

    The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company.

OPTIONAL REDEMPTION

    The Company shall have the right to redeem the Junior Subordinated Debt
Securities, in whole or in part, from time to time, on or after        , 200 ,
or at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Preferred Securities--Special Event Redemption or Distribution," upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest (as defined herein), if any, to the redemption date. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Junior Subordinated Debt Securities would result in the delisting of the Preferred Securities, the Company may only redeem the Junior Subordinated Debt Securities in whole.

PROPOSED TAX LEGISLATION

    On March 19, 1996, President Clinton proposed the Proposed Legislation that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior

Subordinated Debt Securities, issued on or after December 7, 1995. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued the Joint Statement indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to the Junior Subordinated Debt Securities. There can be no assurances, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

INTEREST

    Each Junior Subordinated Debt Security shall bear interest at the rate of
   % per annum, from and including the original date of issuance, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year (each an "Interest Payment Date"), commencing        , 199 to the person in
whose name such Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Junior Subordinated Debt Securities shall not continue to remain in book-entry only form, the Company shall have the right to select record dates, which shall be more than 14 days but less than 60 days prior to the Interest Payment Date.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    The Company shall have the right at any time, and from time to time, during the term of the Junior Subordinated Debt Securities, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, provided, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities, at the end of which Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional Interest) together with interest thereon compounded quarterly at the rate specified for the Junior Subordinated Debt Securities to the extent permitted by applicable law ("Compound Interest"); provided further, that during any such Extension Period, (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Company may further defer payments of interest by extending such Extension Period; provided, however, that such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarterly interest periods (including the quarterly interest period in which notice of such Extension Period (as described below) is given); provided further, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debt Securities. If the Institutional Trustee shall be the sole holder of the Junior Subordinated Debt Securities, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of
(i) the date distributions on the Preferred Securities would be payable, if not for such Extension Period, or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution would be payable, if not for such Extension Period, but in any event one Business Day prior to such record date. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Junior Subordinated Debt Securities, the Company shall give the holders of the Junior Subordinated Debt Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date upon which the Company is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debt Securities of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

    If at any time CCC Capital shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Junior Subordinated Debt Securities such additional amounts as shall be required so that the net amounts received and retained by CCC Capital after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts CCC Capital would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

    If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Junior Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities. See "Description of Junior Subordinated Debt Securities--Events of Default" in the accompanying Prospectus for a description of the Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Junior Subordinated Debt Securities. See "Description of the Preferred Securities--Declaration Events of Default" and "--Voting Rights."

    Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, the Company acknowledges that, in such event, a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debt Securities. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all of the holders of Preferred Securities of CCC Capital. Notwithstanding any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities held by CCC Capital or the Institutional Trustee of CCC Capital, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

BOOK-ENTRY AND SETTLEMENT

    If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of CCC Capital as a result of the occurrence of a Special Event, the Junior Subordinated Debt Securities will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Debt Securities represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

    Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debt Securities in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Junior Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

    If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in CCC Capital, DTC will act as securities depositary for the Junior Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

    None of the Company, CCC Capital, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

    A Global Security shall be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Indenture Event of Default with respect to such Junior Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debt Securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

    The Indenture will provide that the Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Junior Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of CCC Capital, (iii) the retention of the CCC Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities.

                            DESCRIPTION OF GUARANTEE

    Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by the Company for the benefit of the holders of Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under the Guarantee (the "Guarantee Trustee"). The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. This description supplements the description of the general terms and provisions of the Guarantee set forth in the accompanying Prospectus under the caption "Description of Guarantees." The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, and the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities.

GENERAL

    Pursuant to and to the extent set forth in the Guarantee, the Company will irrevocably and unconditionally agree to pay in full to the holders of the Preferred Securities (except to the extent paid by CCC Capital), as and when due, regardless of any defense, right of set-off or counterclaim which CCC Capital may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent CCC Capital has funds available therefor, and (ii) the redemption price of $25 per Preferred Security, plus all accrued and unpaid distributions (the "Redemption Price"), to the extent CCC Capital has funds available therefor, with respect to any Preferred Securities called for redemption by CCC Capital, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of CCC Capital (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment or (b) the amount of assets of CCC Capital remaining for distribution to holders of the Preferred Securities in liquidation of CCC Capital. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing CCC Capital to pay such amounts to such holders.

    The Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities from the time of issuance of the Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of CCC Capital, except to the extent CCC Capital shall have funds available therefor. If the Company does not make interest payments on the Junior Subordinated Debt Securities, CCC Capital will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Description of Junior Subordinated Debt Securities." The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of CCC Capital (other than with respect to Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

CERTAIN COVENANTS OF THE COMPANY

    In the Guarantee, the Company will covenant that, so long as any Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) and (b) the Company shall not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debt Securities. The Guarantee, however, will except from the foregoing any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

    Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Preferred Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

    An Event of Default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under the Guarantee, any holder of related Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against CCC Capital, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against CCC Capital or any other person or entity.

    The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

    The Guarantee will terminate as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of CCC Capital. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Guarantee.

STATUS OF THE GUARANTEE

    The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

    The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

    The Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                        EFFECT OF OBLIGATIONS UNDER THE
             JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

    As set forth in the Declaration, the sole purpose of CCC Capital is to issue the Trust Securities evidencing undivided beneficial interests in the assets of CCC Capital, and to invest the proceeds from such issuance and sale in the Junior Subordinated Debt Securities.

    As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) pursuant to the Indenture, the Company shall pay, and CCC Capital shall not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of CCC Capital other than with respect to the Trust Securities; and (iv) the Declaration further provides that the CCC Trustees shall not cause or permit CCC Capital to, among other things, engage in any activity that is not consistent with the purposes of CCC Capital.

    Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of Guarantees" in the accompanying Prospectus. If the Company does not make interest payments on the Junior Subordinated Debt Securities purchased by CCC Capital, it is expected that CCC Capital will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee is a guarantee on a subordinated basis with respect to the Preferred Securities from the time of its issuance but does not apply to any payment of distributions unless and until CCC Capital has sufficient funds for the payment of such distributions.

    The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of interest or principal or other payments on the Junior Subordinated Debt Securities held by CCC Capital as its sole asset. The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of CCC Capital (other than with respect to the Trust Securities), will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the Preferred Securities.

    If the Company fails to make interest or other payments on the Junior Subordinated Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities--Book Entry Only Issuance--The Depository Trust Company" and "--Voting Rights," may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may also institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from CCC Capital. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of

Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against CCC Capital, the Guarantee Trustee, or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against CCC Capital or any other person or entity.

    The Company and CCC Capital believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Description of Guarantee--General."

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

    The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchase the Preferred Securities upon original issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, persons that have a functional currency other than the U.S. Dollar or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

    In connection with the issuance of the Junior Subordinated Debt Securities, Skadden, Arps, Slate, Meagher & Flom ("Skadden, Arps"), tax counsel to the Company and CCC Capital, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debt Securities held by CCC Capital will be classified for United States federal income tax purposes as indebtedness of the Company.

CLASSIFICATION OF CCC CAPITAL

    In connection with the issuance of the Preferred Securities, Skadden, Arps will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, CCC Capital will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debt Securities, and each holder will be required to include in its gross income interest (or OID) with respect to its allocable share of those Junior Subordinated Debt Securities.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Under recently issued Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). The Company believes that the likelihood of its exercising its option to defer payments is remote within the meaning of the Regulations. Based on the foregoing, the Company believes that, although the matter is not free from doubt, the Junior Subordinated Debt Securities will not be considered to be issued with OID at the time of their original issuance and, accordingly, that a holder of the Preferred Securities should include in gross income such holder's allocable share of interest on the Junior Subordinated Debt Securities in accordance with such holder's method of tax accounting.

    Under the Regulations, if the option to defer any payment of interest was determined not to be "remote" of if the Company exercised such option, the Junior Subordinated Debt Securities would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be, and all stated interest on the Junior Subordinated Debt Securities would thereafter be treated as OID as long as the Junior Subordinated Debt Securities remained outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debt Securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Preferred Securities would be required to include in gross income OID even though the Company would not make any actual cash payments during an Extension Period.

    No rulings or other interpretations have been issued by the Internal Revenue Service (the "IRS") which have addressed the meaning of the term "remote" as used in the Regulations, and it is possible that the IRS could take a position contrary to the interpretation herein.

    Because income on the Preferred Securities will constitute interest or OID, corporate holders of Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF CCC CAPITAL

    Under certain circumstances, as described under "Description of the Preferred Securities--Special Event Redemption or Distribution," Junior Subordinated Debt Securities may be distributed to holders in exchange for the Preferred Securities upon the liquidation of CCC Capital. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debt Securities equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Junior Subordinated Debt Securities received in liquidation of CCC Capital would include the period during which the Preferred Securities were held by such holder.

    Under certain circumstances described herein (see "Description of the Preferred Securities"), the Junior Subordinated Debt Securities may be redeemed by the Company for cash and the proceeds of such redemption distributed by CCC Capital to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "United States Federal Income Taxation--Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

    A holder that sells Preferred Securities will be considered to have disposed of all or part of its pro rata share of the Junior Subordinated Debt Securities and will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. Assuming that the Company does not exercise its option to defer payment of interest on the Junior Subordinated Debt Securities and that the Junior Subordinated Debt Securities are not deemed to be issued with OID, a holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price. If the Junior Subordinated Debt Securities are deemed to be issued with OID, a holder's tax basis in the Preferred Securities generally will be its initial purchase price, increased by OID previously includible in such holder's gross income to the date of disposition and decreased by distributions or other payments received on the Preferred Securities since and including the date that the Junior Subordinated Debt Securities were deemed to be issued with OID. Such gain or loss generally will be a capital gain or loss (except to the extent of any accrued interest with respect to such holder's pro rata share of the Junior Subordinated Debt Securities required to be included in income) and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

    Should the Company exercise its option to defer any payment of interest on the Junior Subordinated Debt Securities, the Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debt Securities. In the event of such a deferral, a holder who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debt Securities to the date of disposition and to add such amount to its adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

PROPOSED TAX LEGISLATION

    On March 19, 1996, President Clinton proposed the Proposed Legislation that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debt Securities, issued on or after December 7, 1995. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued the Joint Statement indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to the Junior Subordinated Debt Securities. There can be no assurances, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

UNITED STATES ALIEN HOLDERS

    For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

    Under present United States federal income tax law: (i) payments by CCC Capital or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided, that, (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership, and
(c) either (A) the beneficial owner of the Preferred Security certifies to CCC Capital or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to CCC Capital or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution holding such security for the beneficial owner and furnishes CCC Capital or its agent with a copy thereof; and (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

INFORMATION REPORTING TO HOLDERS

    Generally, income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

    Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS on a timely basis.

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITING

    Under the terms and subject to the conditions of the Underwriting Agreement
dated       , 199 (the "Underwriting Agreement"), each Underwriter named below
(the "Underwriters") has severally agreed to purchase from CCC Capital, and CCC Capital has agreed to sell to such Underwriter, the number of Preferred Securities set forth opposite the name of such Underwriter below.

                                                                                             NUMBER OF
                                    UNDERWRITERS                                        PREFERRED SECURITIES
-------------------------------------------------------------------------------------   --------------------
Smith Barney Inc. ...................................................................
                                                                                            -----------
    Total............................................................................
                                                                                            -----------
                                                                                            -----------

    The Underwriters are obligated to take and pay for the total number of Preferred Securities offered hereby if any such Preferred Securities are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

    CCC Capital has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus Supplement, to purchase up to an aggregate
of          additional Preferred Securities at the initial public offering price set forth on the cover page of this Prospectus Supplement. The Company will pay Underwriters' Compensation in the amounts per Preferred Security set forth on the cover page hereof with respect to such additional Preferred Securities. The Underwriters may exercise such option to purchase additional Preferred Securities solely for the purpose of covering over-allotments, if any, incurred in connection with the sale of the Preferred Securities offered hereby. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional Preferred Securities as the number of Preferred Securities set forth opposite such Underwriter's name in the preceding table bears to the total number of Preferred Securities in such table.

    The Underwriting Agreement provides that CCC Capital and the Company will indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to make certain contributions in respect thereof.

    CCC Capital and the Company have agreed, during the period beginning on the date of the Underwriting Agreement and continuing to and including the date that is 60 days after the closing date for the purchase of the Preferred Securities, not to offer, sell, contract to sell or otherwise dispose of any preferred securities, any preferred stock or any other securities (including any backup undertakings of such preferred stock or other securities) of the Company or of CCC Capital, in each case that are substantially similar to the Preferred Securities, or any securities convertible into or exchangeable for the Preferred Securities or such substantially similar securities of either CCC Capital or the Company, except preferred securities offered pursuant to the accompanying Prospectus, without the prior written consent of Smith Barney.

    In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Junior Subordinated Debt Securities of the Company, the Underwriting Agreement provides that the Company
will pay as compensation to the Underwriters $    per Preferred Security for the
accounts of the several Underwriters; provided that such compensation for sales of 10,000 or more Preferred Securities to a single purchaser will be $ per Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence.

    The Underwriters propose to offer the Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at a price that
represents a concession not in excess of    , provided that such concession for
sales of 10,000 or more Preferred Securities to a single person will not be in
excess of    per Preferred Security. The Underwriters may allow, and such
dealers may reallow, a concession not in excess of    per Preferred Security to
certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

    The Company intends to apply for listing of the Preferred Securities on the New York Stock Exchange. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the date of this Prospectus Supplement.

    Smith Barney is an affiliate of the Company and CCC Capital. The offering of Preferred Securities will comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding a NASD member firm's underwriting securities of an affiliate. Certain of the Underwriters and their affiliates have in the past provided, and may in the future provide, investment and/or commercial banking services to the Company and its subsidiaries in the ordinary course of business.

    This Prospectus Supplement together with an applicable Prospectus may also be used by Smith Barney, in connection with offers and sales of the Preferred Securities (subject to obtaining any necessary approval of the New York Stock Exchange for any such offers and sales) in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Smith Barney may act as principal or agent in such transactions. Smith Barney has no obligation to make a market in any of the Preferred Securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

                                 LEGAL MATTERS

    The validity of the Preferred Securities, the Junior Subordinated Debt Securities, the Guarantee and certain matters relating thereto and certain United States federal income tax matters will be passed upon for the Company and CCC Capital by Skadden, Arps, New York, New York. Certain legal matters will be passed upon for the Underwriters by Dewey Ballantine, New York, New York. As to matters governed by Delaware law (other than the Delaware General Corporation
Law), Dewey Ballantine will rely upon the opinion of Skadden, Arps. Kenneth J. Bialkin, a partner of Skadden, Arps, is a director of Travelers Group, the parent of the Company, and he and other attorneys in such firm beneficially own an aggregate of less than one percent of the common stock of Travelers Group. Dewey Ballantine has from time to time acted as counsel for Travelers Group and certain of its subsidiaries and may do so in the future.

PROSPECTUS

                           COMMERCIAL CREDIT COMPANY

                      JUNIOR SUBORDINATED DEBT SECURITIES
                                  -------------

                                   CCC CAPITAL I
                                   CCC CAPITAL II
                                   CCC CAPITAL III
                                   CCC CAPITAL IV
                                   CCC CAPITAL V

                           TRUST PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                           COMMERCIAL CREDIT COMPANY
                                  -------------

    Commercial Credit Company, a Delaware corporation (the "Company"), may offer, from time to time, its unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities"), consisting of debentures, notes or other evidences of indebtedness, in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. The Company's obligations under the Junior Subordinated Debt Securities will be subordinate and junior in right of payment to certain other indebtedness of the Company as described herein or as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

    CCC Capital I, CCC Capital II, CCC Capital III, CCC Capital IV and CCC Capital V (each, a "CCC Trust" and, together, the "CCC Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, trust preferred securities, representing undivided beneficial interests in the assets of the respective CCC Trust ("Preferred Securities") with the payment of periodic cash distributions ("distributions") and payments on liquidation, redemption or otherwise of such Preferred Securities guaranteed (each, a "Guarantee") on a subordinated basis by the Company to the extent described herein. See "Description of Guarantees." The Company's obligations under the Guarantees will rank pari passu with the most senior preferred or preference stock now or hereafter issued by the Company. See "Description of Guarantees--Status of Guarantees." Junior Subordinated Debt Securities may be issued and sold from time to time in one or more series by the Company to a CCC Trust, or a trustee of such trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such CCC Trust, but the Company does not intend to issue and sell the Junior Subordinated Debt Securities directly to other purchasers, including the general public. The Junior Subordinated Debt Securities purchased by a CCC Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such CCC Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of such CCC Trust (other than with respect to the Preferred Securities and the Common Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on Preferred Securities.

                                                        (Continued on next page)
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
               SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                    ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                                IS A CRIMINAL OFFENSE.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                              -------------------
                               SMITH BARNEY INC.
           , 1996

(continued from previous page)

    Specific terms of the Junior Subordinated Debt Securities of any series or the Preferred Securities of any CCC Trust in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of the Company, if any, to defer payment of interest on the Junior Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering of Junior Subordinated Debt Securities, and (ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities. If so specified in the applicable Prospectus Supplement, Offered Securities may be issued in whole or in part in the form of one or more temporary or permanent global securities.

    If as set forth in the applicable Prospectus Supplement, the Company has the right to defer payments of interest on a series of Junior Subordinated Debt Securities by extending the interest payment period of such series of Junior Subordinated Debt Securities (each, an "Extension Period"), distributions on the corresponding series of Preferred Securities will also be deferred. There could be up to 80 Extension Periods of varying lengths throughout the term of any series of Junior Subordinated Debt Securities.

    The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Offered Securities shall not exceed $1 billion. Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities.

    The Company or any of the CCC Trusts may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company, any of the CCC Trusts or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

    This Prospectus, together with an appropriate Prospectus Supplement, may be used by Smith Barney Inc. ("Smith Barney"), an affiliate of the Company and the CCC Trusts, in connection with offers and sales of the Offered Securities (subject to obtaining any necessary approval of the New York Stock Exchange for any such offers and sales) in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Smith Barney may act as principal or agent in such transactions.

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE CCC TRUSTS, OR ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ANY OF THE CCC TRUSTS SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                              -------------------

    FOR NORTH CAROLINA INVESTORS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS SUCH COMMISSIONER RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS.

    IN CONNECTION WITH THE OFFERING OF CERTAIN OF THE OFFERED SECURITIES, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF SUCH OFFERED SECURITIES OR OTHER SECURITIES OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at: Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. Such reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005.

    The Company and the CCC Trusts have filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to the Offered Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the CCC Trusts and the Offered Securities, reference is made to the Registration Statement and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Company's Registration Statement, each such statement being qualified in all respects by such reference.

    No separate financial statements of the CCC Trusts have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the CCC Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the CCC Trusts have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial interests in their respective assets and investing the proceeds thereof in Junior Subordinated Debt Securities issued by the Company, and (iii) the obligations of the CCC Trusts under the Preferred Securities are fully and unconditionally guaranteed by the Company to the extent that the respective CCC Trust has funds available to meet such obligations. See "Description of Junior Subordinated Debt Securities" and "Description of Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company incorporates by reference the following documents heretofore filed with the Commission pursuant to the Exchange Act:

        1. Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1995;

        2. Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 1996 and June 30, 1996; and

        3. Current Reports on Form 8-K of the Company, dated January 16, 1996, January 18, 1996, February 12, 1996, July 15, 1996 and July 18, 1996.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the later of (i) the termination of the offering of Offered Securities hereby and (ii) the date on which Smith Barney ceases offering and selling Offered Securities pursuant to this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

    The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the Registration Statement of which this Prospectus forms a part other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Patricia A. Rouzer, Corporate Communications and Investor Relations, Commercial Credit Company, 300 St. Paul Place, Baltimore, Maryland, 21202; telephone (410) 332-3888.

                                  THE COMPANY

    The Company, which is a wholly owned subsidiary of Travelers Group Inc. ("Travelers Group"), is a financial services holding company engaged, through subsidiaries, principally in the business of consumer finance services. As of June 30, 1996, the Company's consumer finance business, which includes lending services, credit-related insurance and credit card services, maintained 860 loan offices in 44 states.

    The Company's lending services consist of loans to consumers, including both fixed and variable rate secured and unsecured personal loans and real estate-secured loans and fixed rate loans to finance consumer goods purchases. Through its bank subsidiaries, the Company provides credit card services, including upper market gold credit card services, to individuals and to affinity groups nationwide. American Health and Life Insurance Company, a subsidiary of the Company, underwrites or arranges for credit-related insurance, which is offered to customers of the Company's consumer finance business.

    The principal offices of the Company are located at 300 St. Paul Place, Baltimore, Maryland 21202; telephone (410) 332-3000. The Company was incorporated in Delaware in 1968.

                                   CCC TRUSTS

    Each of the CCC Trusts is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust executed by the Company, as sponsor for such trust (the "Sponsor"), and the trustees of such trust dated as of September 30, 1996 and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on September 30, 1996. Each such declaration will be amended and restated in its entirety (as so amended and restated, each a "Declaration"), and is substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the CCC Trusts exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% or more of the total capital of each CCC Trust.

    Each CCC Trust has a term of approximately 55 years but may terminate earlier, as provided in each Declaration. Each CCC Trust's business and affairs will be conducted by the trustees of each applicable Trust (the "CCC Trustees") appointed by the Company as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the CCC Trustees of the CCC Trusts. The duties and obligations of the CCC Trustees shall be governed by the Declaration of such CCC Trust. Each CCC Trust will have two CCC Trustees (the "Regular Trustees") who are employees or officers of or who are affiliated with the Company. One CCC Trustee of each CCC Trust will be a financial institution that is not affiliated with the Company and that has a specified minimum amount of aggregate capital, surplus, and undivided profits of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Institutional Trustee"). In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one CCC Trustee of each CCC Trust will have a principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the CCC Trusts and the offering of the Trust Securities.

    The office of the Delaware Trustee for each of the CCC Trusts is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801. The address for each CCC Trust is c/o the Company, the Sponsor of the CCC Trusts, at the Company's corporate headquarters located at 300 St. Paul Place, Baltimore, Maryland, 21202.

                                USE OF PROCEEDS

    All of the net proceeds from the sale of any Preferred Securities offered hereby will be invested by the CCC Trust in Junior Subordinated Debt Securities. The Company will use the proceeds from the sale of the Junior Subordinated Debt Securities to the CCC Trusts to fund its financial services business and for general corporate purposes, which may include the reduction or refinancing of other borrowings, or the making of investments in or capital contributions to subsidiaries of the Company. Also, in order to fund its financial services business the Company expects to incur additional indebtedness in the future.

                RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

                                                                                YEAR ENDED DECEMBER 31,
                                                SIX MONTHS ENDED     ---------------------------------------------
                                                 JUNE 30, 1996       1995      1994     1993     1992(1)     1991
                                                ----------------     -----     ----     ----     -------     -----
Ratio of earnings to combined fixed charges
  and preferred stock dividends                       1.66            1.70     1.83     2.09       2.12       1.67

------------

(1) Included in earnings from continuing operations before income taxes (used in the computation above) are net gains of $47.0 million resulting from the sale of stock of Inter-Regional Financial Group, Inc., the sale of the Company's investment in the common stock of Musicland Stores Corporation and the sale of 50% of Commercial Insurance Resources, Inc. Without giving effect to these net gains, the ratio for 1992 would have been 1.99.

    The ratio of earnings to combined fixed charges and preferred stock dividends has been computed by dividing earnings from continuing operations before income taxes and fixed charges by the combined fixed charges and preferred stock dividends. For purposes of these ratios, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

    The following description sets forth certain general terms and provisions of the Junior Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Junior Subordinated Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Junior Subordinated Debt Securities so offered will be described in the Prospectus Supplement relating to such Junior Subordinated Debt Securities.

    The Junior Subordinated Debt Securities may be issued, from time to time, in
one or more series, under an Indenture, dated as of       , 199 (the
"Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Indenture Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

    The following summary of certain provisions of the Junior Subordinated Debt Securities and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. All article and section references appearing herein are to articles and sections of the Indenture, unless otherwise indicated, and capitalized terms which are not otherwise defined in this Prospectus shall have the meanings specified in the Indenture.

    General. The Junior Subordinated Debt Securities will be direct, unsecured obligations of the Company. The Indenture does not limit the amount of Junior Subordinated Debt Securities which may be issued thereunder, and provides that Junior Subordinated Debt Securities may be issued thereunder in series up to the aggregate principal amount which may be authorized from time to time by the Board of Directors of the Company. (Section 3.1)

    Reference is made to the Prospectus Supplement which accompanies this Prospectus for the following terms and other information with respect to the Junior Subordinated Debt Securities being offered thereby: (i) the designation, priority, aggregate principal amount and authorized denominations; (ii) the percentage of their principal amount at which such Junior Subordinated Debt Securities will be issued; (iii) the date on which such Junior Subordinated Debt Securities will mature; (iv) the rate per annum at which such Junior Subordinated Debt Securities will bear interest or the method of determination of such rate; (v) the dates on which such interest will be payable; (vi) the rights, if any, to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period, and the maximum duration of such extensions; (vii) the place or places where payments on such Junior Subordinated Debt Securities shall be made; (viii) any redemption terms or sinking fund provisions; (ix) the terms of subordination of Junior Subordinated Debt Securities; (x) whether Debt Securities issued in fully registered form will be represented by either a global security delivered to a depositary and recorded in a book-entry system maintained by such depositary or by a certificate delivered to the Holder; (xi) the restrictions, if any, applicable to the exchange of Junior Subordinated Debt Securities of a series of one form for another of such series and to the offer, sale and delivery of the Junior Subordinated Debt Securities; (xii) whether and under what circumstances the Company will pay additional amounts in the event of certain developments with respect to United States withholding tax or information reporting laws; or
(xiii) other specific terms.

    Unless otherwise specified in the applicable Prospectus Supplement, Junior Subordinated Debt Securities will be issued in fully registered form without coupons, will be exchangeable for other Junior Subordinated Debt Securities of the same series, registered in the same name, for a like aggregate principal amount in authorized denominations, and will be transferable at any time or from time to time at the Corporate Trust Office of the Indenture Trustee or at any other office or agency of the Company maintained for that purpose. No charge will be made to the Holder for any such exchange or transfer except for any tax or governmental charge incidental thereto.

    Unless otherwise described in the Prospectus Supplement accompanying this Prospectus, there are no covenants or provisions contained in the Indenture which afford the Holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction involving the Company.

    Consolidation, Merger and Sale of Assets. The Indenture provides that the Company will not consolidate with or merge into any other corporation or convey, transfer or lease its assets substantially as an entirety unless (a) the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all Junior Subordinated Debt Securities issued thereunder and the performance of every other covenant of the Indenture on the part of the Company and (b) immediately thereafter no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for the Company under the Indenture and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Junior Subordinated Debt Securities. (Article Eight)

    Events of Default. The Indenture provides that the following are Events of Default thereunder with respect to any series of the Junior Subordinated Debt
Securities: (a) default in the payment of the principal of (or premium, if any, on) any Junior Subordinated Debt Security of such series at its maturity; (b) default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Junior Subordinated Debt Securities of such series; (c) default for 30 days in the payment of any installment of interest on any Junior Subordinated Debt Security of such series; (d) default for 90 days after written notice in the performance of any other covenant in respect of the Junior Subordinated Debt Securities of such series contained in the Indenture;
(e) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company; (f) any other Event of Default provided in the applicable resolution of the Board of Directors or supplemental indenture under which the Junior Subordinated Debt Securities are issued; and (g) in the event Junior Subordinated Debt Securities of a series are issued and sold to a CCC Trust or a trustee of such trust in connection with the issuance of Trust Securities by such CCC Trust, such CCC Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of Junior Subordinated Debt Securities to holders of Trust Securities in liquidation or redemption of their interests in such CCC Trust upon a Special Event, (ii) the redemption of all of the outstanding Trust Securities of such CCC Trust or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such CCC Trust. (Section 5.1) The Indenture Trustee may withhold notice to the Holders of the Junior Subordinated Debt Securities of any default with respect thereto (except in the payment of principal, premium or interest) if it considers such withholding to be in the interests of such Holders. (Section 6.2)

    If an Event of Default with respect to the Junior Subordinated Debt Securities shall have occurred and be continuing, the Indenture Trustee or the Holders of 25% in aggregate principal amount of the Junior Subordinated Debt Securities may declare the principal of all the Junior Subordinated Debt Securities to be due and payable immediately. (Section 5.2)

    The Indenture contains a provision entitling the Indenture Trustee to be indemnified by the Holders before proceeding to exercise any right or power under the Indenture at the request of any of the Holders. (Section 6.3). The Indenture provides that the Holders of a majority in principal amount of the outstanding Junior Subordinated Debt Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, with respect to the Junior Subordinated Debt Securities. (Section 5.12) The right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent including notice and indemnity to the Indenture Trustee, but the Holder has an absolute right to receipt of principal, premium, if any, and interest on the Junior Subordinated Debt Securities at the Stated Maturity (or, in the case of redemption, on the Redemption Date) or to institute suit for the enforcement thereof. (Sections 5.7 and 5.8)

    The Holders of not less than a majority in principal amount of the Outstanding Junior Subordinated Debt Securities may on behalf of the Holders of all the Junior Subordinated Debt Securities waive any past defaults except (a) a default in payment of the principal of (or premium, if any) or interest on any Junior Subordinated Debt Security and (b) a default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the Holder of each affected Junior Subordinated Debt Security; provided, however, that if the Junior Subordinated Debt Securities are held by a CCC Trust or a trustee of such trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable CCC Trust shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holder of each outstanding Junior Subordinated Debt Security is required, such waiver shall not be effective until each holder of the Trust Securities of the applicable CCC Trust shall have consented to such waiver. (Section 5.13)

    The Indenture requires the Company to furnish to the Indenture Trustee an annual statement as to defaults, if any, by the Company under the Indenture. (Section 10.4)

    Modifications and Amendments. Modifications and amendments to the Indenture may be made by the Company and the Indenture Trustee with the consent of the Holders of a majority in principal amount of the Junior Subordinated Debt Securities at the time outstanding of each series which is affected thereby, provided, that no such modification or amendment may, without the consent of the Holder of each Junior Subordinated Debt Security affected thereby: (i) modify the terms of payment of principal, premium, if any, or interest or modify the subordination provisions in a matter adverse to the holders; or (ii) reduce the percentage of Holders of Junior Subordinated Debt Securities necessary to modify or amend the Indenture or waive compliance by the Company with any covenant or past default or (iii) remove or impair the rights of any holder to bring a Direct Action under certain matter, provided, further, that if the Junior Subordinated Debt Securities of such series are held by a CCC Trust or a trustee of such trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable CCC Trust shall have consented to such supplemental indenture; provided further, that if the consent of the Holder of each outstanding Junior Subordinated Debt Security is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the applicable CCC Trust shall have consented to such supplemental indenture. (Section 9.2)

    Discharge and Defeasance. The Company may discharge all of its obligations (except those set forth below) to holders of any series of Junior Subordinated Debt Securities issued under the Indenture, which Junior Subordinated Debt Securities have not already been delivered to the Indenture Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year (or are to be called for redemption within one year) by depositing with the Indenture Trustee an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest on all outstanding Junior Subordinated Debt Securities of such series and to make any mandatory sinking fund payments thereon when due. (Section 4.1)

    Unless otherwise specified in the applicable Prospectus Supplement with respect to the Junior Subordinated Debt Securities of a series, the Company, at its option, (i) will be discharged from any and all obligations in respect of the Junior Subordinated Debt Securities of such series (except for certain obligations to pay all expenses of the applicable CCC Trust, to register the transfer or exchange of Junior Subordinated Debt Securities of such series, to replace mutilated, defaced, destroyed, lost or stolen Junior Subordinated Debt Securities of such series, and to maintain Paying Agents and hold monies for payment in trust), or (ii) need not comply with certain covenants specified in the applicable Prospectus Supplement with respect to the Junior Subordinated Debt Securities of that series, and the occurrence of an event described in clause (d) under "Events of Default" above with respect to any defeased covenant and clause (f) of the "Events of Default" above shall no longer be an Event of Default if, in either case, the Company deposits with the Indenture Trustee, in trust, money or U.S. Government Obligations that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Junior Subordinated Debt Securities of such series on the dates such payments are due (which may include one or more redemption dates designated by the Company) in accordance with the terms of such Junior Subordinated Debt Securities. Such a trust may only be established, if, among other things, the Company shall have delivered an Opinion of Counsel, which, in the case of a discharge pursuant to clause (i), must be based upon a ruling or administrative pronouncement of the Internal Revenue Service, to the effect that the Holders of the Junior Subordinated Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit or defeasance and will be subject to federal income tax in the same manner as if such defeasance had not occurred. (Sections 4.2, 4.3 and 4.4) In the event the Company omits to comply with its remaining obligations under the Indenture after a defeasance of the Indenture with respect to the Junior Subordinated Debt Securities of any series as described under clause (ii) above and the Junior Subordinated Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Indenture Trustee may be insufficient to pay amounts due on the Junior Subordinated Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

    Concerning the Indenture Trustee. The Indenture Trustee has extended substantial credit facilities (the borrowings under which constitute Senior Indebtedness) to the Company. The Company and certain of its subsidiaries also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the Indenture Trustee in the ordinary course of business.

    Global Securities. The Indenture provides that the registered Junior Subordinated Debt Securities of a series may be issued in the form of one or more fully registered Global Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. (Section 3.1) In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Junior Subordinated Debt Securities to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Junior Subordinated Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. The Depositary currently accepts only debt securities that are payable in U.S. dollars.

    The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series.

    Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Junior Subordinated Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

    So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Junior Subordinated Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Junior Subordinated Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

    Principal, premium, if any, and interest payments on Junior Subordinated Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Indenture Trustee or any other agent of the Company or agent of the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depositary for any Junior Subordinated Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such

Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

    If the Depositary for any Junior Subordinated Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Junior Subordinated Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Junior Subordinated Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Junior Subordinated Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Junior Subordinated Debt Securities. Any Junior Subordinated Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the relevant Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

    The Junior Subordinated Debt Securities of a series may also be issued in the form of one or more bearer global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euro-clear and Cedel Bank, societe anonyme, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

    Ranking of Junior Subordinated Debt Securities. The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to certain indebtedness of the Company to the extent set forth in the Prospectus Supplement that will accompany this Prospectus.

    Certain Provisions Applicable to CCC Trusts. In the event Junior Subordinated Debt Securities of a series are issued and sold to a CCC Trust or a trustee of such trust in connection with the issuance of Trust Securities by such CCC Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such CCC Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to a CCC Trust, or a trustee of such trust, in connection with the issuance of Trust Securities by such CCC Trust. If Junior Subordinated Debt Securities are issued to a CCC Trust or a trustee of such trust in connection with the issuance of Trust Securities by such CCC Trust and (i) there shall have occurred and be continuing an Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the related Guarantee, or (iii) the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or
(iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

    In the event Junior Subordinated Debt Securities are issued to a CCC Trust or a trustee of such trust in connection with the issuance of Trust Securities of such CCC Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of such CCC Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) to not voluntarily dissolve, wind-up or terminate such CCC Trust, except in connection with a distribution of Junior Subordinated Debt Securities upon a Special Event and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration of the applicable CCC Trust, (iii) to timely perform its duties as Sponsor of the applicable CCC Trust and (iv) to use its reasonable efforts to cause such CCC Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Securities in liquidation of such CCC Trust, the redemption of all of the Trust Securities of such CCC Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such CCC Trust, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes. (Section 10.5)

                      DESCRIPTION OF PREFERRED SECURITIES

    The following description sets forth certain general terms and provisions of the Preferred Securities to which any Prospectus Supplement may relate. The particular terms of the Preferred Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Preferred Securities so offered will be described in the Prospectus Supplement relating to such Preferred Securities. The description does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the forms of Declarations, which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

    Each CCC Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each CCC Trust authorizes the Regular Trustees of such CCC Trust to issue on behalf of such CCC Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration of the CCC Trust issuing such Preferred Securities or made part of such Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of a CCC Trust for specific terms, including (i) the distinctive designation of such Preferred Securities,
(ii) the number of Preferred Securities issued by such CCC Trust, (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such CCC Trust and the date or dates upon which such distributions shall be payable, (iv) whether distributions on Preferred Securities issued by such CCC Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such CCC Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such CCC Trust to the Holders of Preferred Securities of such CCC Trust upon voluntary or involuntary dissolution, winding-up or termination of such CCC Trust, (vi) the obligation, if any, of such CCC Trust to purchase or redeem Preferred Securities issued by such CCC Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such CCC Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (vii) the voting rights, if any, of Preferred Securities issued by such CCC Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more CCC Trusts, or of both, as a condition to specified action or amendments to the Declaration of such CCC Trust, and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such CCC Trust consistent with the Declaration of such CCC Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

    In connection with the issuance of Preferred Securities, each CCC Trust will issue one series of Common Securities. The Declaration of each CCC Trust authorizes the Regular Trustees of such trust to issue on behalf of such CCC Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by such CCC Trust will be substantially identical to the terms of the Preferred Securities issued by such CCC Trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata with such Preferred Securities except that, upon an Event of Default under the Declaration of such CCC Trust, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities of a CCC Trust will also carry the right to vote and to appoint, remove or replace any of the CCC Trustees of such CCC Trust. All of the Common Securities of a CCC Trust will be directly or indirectly owned by the Company.

    If an Event of Default with respect to a Declaration of any CCC Trust occurs and is continuing, then the holders of Preferred Securities of such CCC Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Junior Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of such Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under such Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of such Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If an Event of Default with respect to the Declaration of any CCC Trust has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such CCC Trust may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of such Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's Rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of such Preferred Securities under such Declaration to the extent of any payment made by the Company to such holder of such Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from a CCC Trust. The holders of Preferred Securities of a CCC Trust will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

                           DESCRIPTION OF GUARANTEES

    Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under each Guarantee (the "Guarantee Trustee"). The terms of each Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities of a CCC Trust.

GENERAL

    Pursuant to and to the extent set forth in each Guarantee, the Company will irrevocably and unconditionally agree to pay in full to the holders of the Preferred Securities issued by a CCC Trust (except to the extent paid by such CCC Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such CCC Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent such CCC Trust has funds available therefor, and (ii) the redemption price of $25 per Preferred Security, plus all accrued and unpaid distributions (the "Redemption Price"), to the extent such CCC Trust has funds available therefor, with respect to any Preferred Securities called for redemption by such CCC Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such CCC Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment or (b) the amount of assets of such CCC Trust remaining for distribution to holders of such Preferred Securities in liquidation of such CCC Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing such CCC Trust to pay such amounts to such holders.

    Each Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities issued by a CCC Trust from the time of issuance of such Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of such CCC Trust, except to the extent such CCC Trust shall have funds available therefor. If the Company does not make interest payments on the Junior Subordinated Debt Securities purchased by a CCC Trust, such CCC Trust will not pay distributions on the Preferred Securities issued by such CCC Trust and will not have funds available therefor. See "Description of Junior Subordinated Debt Securities." The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities, the Indenture and the Declaration of any CCC Trust, including its obligations to pay costs, expenses, debts and liabilities of such CCC Trust (other than with respect to Trust Securities) will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by such CCC Trust.

CERTAIN COVENANTS OF THE COMPANY

    In each Guarantee, the Company will covenant that, so long as any Preferred Securities issued by a CCC Trust remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Guarantee or the Declaration of such CCC Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) and (b) the Company shall not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to such Junior Subordinated Debt Securities. Each Guarantee, however, will except from the foregoing any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATION OF THE GUARANTEES; ASSIGNMENT

    Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities to which a Guarantee relates (in which case no vote will be required), each Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding related Preferred Securities issued by a CCC Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities of a CCC Trust then outstanding.

EVENTS OF DEFAULT

    An Event of Default under a Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under a Guarantee, any holder of related Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under such Guarantee without first instituting a legal proceeding against the CCC Trust that issued such Preferred Securities, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under such Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against the CCC Trust that issued such Preferred Securities or any other person or entity.

    The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each of the Guarantees and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, prior to the occurrence of a default with respect to a Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to a Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of Preferred Securities to which such Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

    Each Guarantee will terminate as to the Preferred Securities issued by a CCC Trust upon full payment of the Redemption Price of all Preferred Securities of such CCC Trust, upon distribution of the Junior Subordinated Debt Securities held by such CCC Trust to the holders of the Preferred Securities of such CCC Trust or upon full payment of the amounts payable in accordance with the Declaration of such CCC Trust upon liquidation of such CCC Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related Preferred Securities issued by a CCC Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEES

    Each Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by a CCC Trust by acceptance thereof agrees to the subordination provisions and other terms of the applicable Guarantee.

    Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under a Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

    The Guarantees will be governed by, and construed in accordance with, the internal laws of the State of New York.

                              PLAN OF DISTRIBUTION

    Any CCC Trust may sell Preferred Securities in one or more of the following ways from time to time: (i) to or through underwriters or dealers, (ii) directly to purchasers, or (iii) through agents. Any such underwriters, dealers or agents may include Smith Barney. The Prospectus Supplement with respect to any Offered Securities will set forth (i) the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents,
(ii) the purchase price of the Offered Securities and the proceeds to the Company or a CCC Trust as the case may be, from such sale, (iii) any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, (iv) any initial public offering prices, (v) any discounts or concessions allowed or reallowed or paid to dealers and (vi) any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

    If dealers are utilized in the sale of Offered Securities, the Company or the applicable CCC Trust will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    Any series of Preferred Securities may be sold from time to time either directly by a CCC Trust or by its designated agents. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company or the applicable CCC Trust to such agent will be set forth in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    The Preferred Securities may be sold directly by a CCC Trust to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

    If so indicated in the Prospectus Supplement, the Company or the applicable CCC Trust will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Company or such CCC Trust at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts (the "Contracts") providing for payment and delivery on a specified date or dates in the future. Such Contracts will not be subject to any conditions except (a) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (b) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by the Contracts. The Prospectus Supplement will set forth the commission payable for solicitation of such Contracts.

    Smith Barney, a member of the National Association of Securities Dealers, Inc. (the "NASD") and an affiliate of the Company and the CCC Trusts, may participate in distributions of the Offered Securities. Accordingly, the offerings of Offered Securities will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

    This Prospectus together with an applicable Prospectus Supplement may also be used by Smith Barney in connection with offers and sales of the Offered Securities (subject to obtaining any necessary approval of the NYSE for any such offers and sales) in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Smith Barney may act as principal or agent in such transactions. Smith Barney has no obligation to make a market in any of the Offered Securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

    Agents, dealers and underwriters may be entitled, under agreements with the Company or a CCC Trust, to indemnification by the Company or the applicable CCC Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company or a CCC Trust in the ordinary course of business.

    Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

                                 LEGAL MATTERS

    The validity of the Preferred Securities, the Junior Subordinated Debt Securities, the Guarantees and certain matters relating thereto and certain United States federal income tax matters will be passed upon for the Company and the CCC Trusts by Skadden, Arps, Slate, Meagher & Flom, New York, New York. Certain legal matters will be passed upon for the Underwriters by Dewey Ballantine, New York, New York. As to matters governed by Delaware law (other than the Delaware General Corporation Law), Dewey Ballantine will rely upon the opinion of Skadden, Arps, Slate, Meagher & Flom. Kenneth J. Bialkin, a partner of Skadden, Arps, Slate, Meagher & Flom, is a director of Travelers Group, the parent of the Company, and he and other attorneys in such firm beneficially own an aggregate of less than one percent of the common stock of Travelers Group. Dewey Ballantine has from time to time acted as counsel for Travelers Group and certain of its subsidiaries and may do so in the future.

                                    EXPERTS

    The consolidated financial statements and schedules of the Company as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1995 consolidated financial statements and schedules refer to changes in the Company's methods of accounting for certain investments in debt and equity securities in 1994 and methods of accounting for postretirement benefits other than pensions and accounting for postemployment benefits in 1993.

----------------------------------------  --------------------------------------
----------------------------------------  --------------------------------------

    NO DEALER, SALESPERSON OR OTHER
INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS, OTHER THAN THOSE
CONTAINED IN OR INCORPORATED BY             TRUST PREFERRED SECURITIES
REFERENCE IN THIS PROSPECTUS SUPPLEMENT
OR THE ACCOMPANYING PROSPECTUS, IN                 CCC CAPITAL I
CONNECTION WITH THE OFFER CONTAINED IN
THIS PROSPECTUS SUPPLEMENT AND THE
ACCOMPANYING PROSPECTUS, AND, IF GIVEN
OR MADE, ANY SUCH INFORMATION OR           % TRUST PREFERRED SECURITIES
REPRESENTATION MUST NOT BE RELIED UPON
AS HAVING BEEN AUTHORIZED BY COMMERCIAL
CREDIT COMPANY, CCC CAPITAL I OR ANY
UNDERWRITER, DEALER OR AGENT. THIS
PROSPECTUS SUPPLEMENT AND THE       GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
ACCOMPANYING PROSPECTUS DO NOT
CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY ANY OF
THE SECURITIES OFFERED HEREBY BY ANYONE         COMMERCIAL CREDIT
IN ANY JURISDICTION IN WHICH SUCH OFFER
OR SOLICITATION IS NOT AUTHORIZED OR IN              COMPANY
WHICH THE PERSON MAKING SUCH OFFER OR               ---------
SOLICITATION IS NOT QUALIFIED TO DO SO
OR TO ANY PERSON TO WHOM IT IS UNLAWFUL
TO MAKE SUCH OFFER OR SOLICITATION.
NEITHER THE DELIVERY OF THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS NOR ANY SALE MADE HEREUNDER        PROSPECTUS SUPPLEMENT
SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THERE HAS BEEN NO
CHANGE IN THE AFFAIRS OF COMMERCIAL
CREDIT COMPANY OR CCC CAPITAL I SINCE
THE DATE HEREOF.

         -------------------

          TABLE OF CONTENTS

                                    PAGE
                                    ----      (INCLUDING PROSPECTUS
        PROSPECTUS SUPPLEMENT                  DATED        , 1996)
Summary............................  S-4            ---------
Risk Factors.......................  S-8
Use of Proceeds.................... S-12
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends........................ S-12
Accounting Treatment............... S-12
Capitalization..................... S-13
Description of the Preferred
Securities......................... S-14
Description of the Junior
  Subordinated Debt Securities..... S-25
Description of Guarantee........... S-30
Effect of Obligations Under the
  Junior Subordinated Debt
  Securities and the Guarantee..... S-32
United States Federal Income
Taxation........................... S-33
Underwriting....................... S-36        SMITH BARNEY INC.
Legal Matters...................... S-37
             PROSPECTUS
Available Information..............    3
Incorporation of Certain Documents
  by Reference.....................    4
The Company........................    5
CCC Trusts.........................    5
Use of Proceeds....................    6
Ratio of Earnings to Combined
  Fixed Charges and Preferred Stock
  Dividends........................    6
Description of Junior Subordinated
  Debt Securities..................    7
Description of Preferred
Securities.........................   12
Description of Guarantees..........   14
Plan of Distribution...............   16
Legal Matters......................   17
Experts............................   17

----------------------------------------  --------------------------------------
----------------------------------------  --------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses payable by the Company in connection with the Securities being registered hereby. All of the fees set forth below are estimates except for the SEC registration fee, the NASD fee and the NYSE listing fee.

Securities and Exchange Commission Filing Fee...........................   $  121,213
NASD Filing Fee.........................................................       30,500
Rating Agency Fees......................................................      400,000
Blue Sky Fees and Expenses..............................................       20,000
Trustees' Fees and Expenses.............................................        5,000
Printing Fees and Expenses..............................................      125,000
Accounting Fees and Expenses............................................       30,000
New York Stock Exchange Listing Fee.....................................       86,200
Legal Fees and Expenses.................................................       50,000
Miscellaneous...........................................................        2,087
                                                                           ----------
      Total.............................................................   $  870,000
                                                                           ----------
                                                                           ----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

    Subsection (4) to Article FIFTH of the Company's Restated Certificate of Incorporation states that:

        "The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Subsection (4) to Article FIFTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment."

    Section 5 of Article III of the Company's By-Laws further provides:

        "Each director, whether or not then in office, shall be indemnified by the Corporation against all costs and expenses reasonably incurred by or imposed upon him in connection with or resulting from any action, suit or proceeding to which he may be made a party by reason of his being or having been a director of the Corporation or of any other company which he serves as a director at the request of the Corporation, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged in such action, suit or proceeding to have been derelict in the performance of his duty as such director, and the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law."

    Travelers Group Inc. also provides liability insurance for its directors and officers and the directors and officers of its subsidiaries including the Company against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

    The Declaration of each CCC Trust provides that no Institutional Trustee or any of its affiliates, Delaware Trustee or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative custodian, nominee or agent of the Institutional Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of such CCC Trust or its affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such CCC Trust, any Affiliate of such CCC Trust or any holder of securities issued by such CCC Trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of such CCC Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such CCC Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or a Company Indemnified Person shall be liable for any loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence (or in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of each CCC Trust also provides that, to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such CCC Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the CCC Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration of each CCC Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such CCC Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the CCC Trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the CCC Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each CCC Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or preceding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the Declaration. The directors and officers of the Company and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the CCC Trusts. Any agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Company's directors and their officers and the CCC Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to the Company or any of the CCC Trusts by or on behalf of any such indemnifying party.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

(a) Exhibits

  1.1    --Form of Underwriting Agreement

  4.1    --Certificate of Trust of CCC Capital I

  4.2    --Certificate of Trust of CCC Capital II

  4.3    --Certificate of Trust of CCC Capital III

  4.4    --Certificate of Trust of CCC Capital IV

  4.5    --Certificate of Trust of CCC Capital V

  4.6    --Form of Amended and Restated Declaration of Trust for CCC Capital I

  4.7    --Form of Amended and Restated Declaration of Trust for CCC Capital II

  4.8    --Form of Amended and Restated Declaration of Trust for CCC Capital III

  4.9    --Form of Amended and Restated Declaration of Trust for CCC Capital IV

  4.10   --Form of Amended and Restated Declaration of Trust for CCC Capital V

  4.11   --Form of Indenture between Commercial Credit Company and The Chase Manhattan Bank, as Trustee

  4.12   --Form of Preferred Security (included in Exhibit 4.6)

  4.13   --Form of Common Security (included in Exhibit 4.6)

  4.14   --Form of Guarantee with respect to the Preferred Securities of CCC Capital I

  4.15   --Form of Guarantee with respect to the Preferred Securities of CCC Capital II

  4.16   --Form of Guarantee with respect to the Preferred Securities of CCC Capital III

  4.17   --Form of Guarantee with respect to the Preferred Securities of CCC Capital IV

  4.18   --Form of Guarantee with respect to the Preferred Securities of CCC Capital V

  4.19   --Form of Junior Subordinated Debt Securities (included in Exhibit 4.11)

  5.1    --Opinion of Skadden, Arps, Slate, Meagher & Flom

  8.1    --Opinion of Skadden, Arps, Slate, Meagher & Flom

 12.1    --Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends of
           Commercial Credit Company

 23.1    --Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants

 23.2    --Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibits 5.1 and 8.1)

 25.1    --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
           Manhattan Bank, as Trustee under the Indenture

 25.2    --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
           Manhattan Bank, as Trustee under the Declaration of Trust of CCC Capital I

 25.3    --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
           Manhattan Bank, as Trustee under the Declaration of Trust of CCC Capital II

 25.4    --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
           Manhattan Bank, as Trustee under the Declaration of Trust of CCC Capital III

 25.5    --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
           Manhattan Bank, as Trustee under the Declaration of Trust of CCC Capital IV

 25.6    --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
           Manhattan Bank, as Trustee under the Declaration of Trust of CCC Capital V

 25.7    --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
           Manhattan Bank, as Guarantee Trustee under the Preferred Securities Guarantee of Commercial
           Credit Company for the benefit of the holders of Preferred Securities of CCC Capital I

 25.8    --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
           Manhattan Bank, as Guarantee Trustee under the Preferred Securities Guarantee of Commercial
           Credit Company for the benefit of holders of Preferred Securities of CCC Capital II

 25.9    --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
           Manhattan Bank, as Guarantee Trustee under the Preferred Securities Guarantee of Commercial
           Credit Company for the benefit of holders of Preferred Securities of CCC Capital III

 25.10   --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
           Manhattan Bank, as Guarantee Trustee under the Preferred Securities Guarantee of Commercial
           Credit Company for the benefit of holders of Preferred Securities of CCC Capital IV

 25.11   --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
           Manhattan Bank, as Guarantee Trustee under the Preferred Securities Guarantee of Commercial
           Credit Company for the benefit of holders of Preferred Securities of CCC Capital V

ITEM 17. UNDERTAKING.

    The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and
       (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Commercial Credit Company pursuant to Section 13 or
       Section 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Commercial Credit Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrants hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Commercial Credit Company hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of October, 1996.

                                      COMMERCIAL CREDIT COMPANY

                                      By           /s/ ROBERT B. WILLUMSTAD
                                         .......................................
                                         Name: Robert B. Willumstad
                                         Title: Chairman of the Board and
                                                Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of October, 1996.

                 SIGNATURE                                  TITLE
-------------------------------------------  ------------------------------------
         /s/ ROBERT B. WILLUMSTAD            Chairman of the Board and Chief
 ...........................................    Executive Officer (Principal
           ROBERT B. WILLUMSTAD                Executive Officer) and Director

          /s/ WILLIAM R. HOFMANN             Vice President and Chief Financial
 ...........................................    Officer (Principal Financial
            WILLIAM R. HOFMANN                 Officer)

            /s/ IRWIN ETTINGER               Executive Vice President and Chief
 ...........................................    Accounting Officer (Principal
              IRWIN ETTINGER                   Accounting Officer) and Director

              /s/ JAMES DIMON                Director
 ...........................................
                JAMES DIMON

            /s/ ROBERT I. LIPP               Director
 ...........................................
              ROBERT I. LIPP

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, CCC Capital I, CCC Capital II, CCC Capital III, CCC Capital IV and CCC Capital V each hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of October, 1996.

CCC CAPITAL I

By:          /s/ BARBARA A. YASTINE
    ..................................
     Barbara A. Yastine, as Trustee

By:            /s/ GEORGE HUPFER
    ..................................
        George Hupfer, as Trustee

CCC CAPITAL II

By:          /s/ BARBARA A. YASTINE
    ..................................
     Barbara A. Yastine, as Trustee

By:            /s/ GEORGE HUPFER
    ..................................
        George Hupfer, as Trustee

CCC CAPITAL III

By:          /s/ BARBARA A. YASTINE
    ..................................
     Barbara A. Yastine, as Trustee

By:            /s/ GEORGE HUPFER
    ..................................
        George Hupfer, as Trustee

CCC CAPITAL IV

By:          /s/ BARBARA A. YASTINE
    ..................................
     Barbara A. Yastine, as Trustee

By:            /s/ GEORGE HUPFER
    ..................................
        George Hupfer, as Trustee

CCC CAPITAL V

By:          /s/ BARBARA A. YASTINE
    ..................................
     Barbara A. Yastine, as Trustee

By:            /s/ GEORGE  HUPFER
    ..................................
        George Hupfer, as Trustee

                                 EXHIBIT INDEX

EXHIBIT NO.                                   DESCRIPTION                                    PAGE
-----------   ----------------------------------------------------------------------------   ----
    1.1       --Form of Underwriting Agreement

    4.1       --Certificate of Trust of CCC Capital I

    4.2       --Certificate of Trust of CCC Capital II

    4.3       --Certificate of Trust of CCC Capital III

    4.4       --Certificate of Trust of CCC Capital IV

    4.5       --Certificate of Trust of CCC Capital V

    4.6       --Form of Amended and Restated Declaration of Trust for CCC Capital I

    4.7       --Form of Amended and Restated Declaration of Trust for CCC Capital II

    4.8       --Form of Amended and Restated Declaration of Trust for CCC Capital III

    4.9       --Form of Amended and Restated Declaration of Trust for CCC Capital IV

    4.10      --Form of Amended and Restated Declaration of Trust for CCC Capital V

    4.11      --Form of Indenture between Commercial Credit Company and The Chase
                Manhattan Bank, as Trustee

    4.12      --Form of Preferred Security (included in Exhibit 4.6)

    4.13      --Form of Common Security (included in Exhibit 4.6)

    4.14      --Form of Guarantee with respect to the Preferred Securities of CCC Capital
                I

    4.15      --Form of Guarantee with respect to the Preferred Securities of CCC Capital
                II

    4.16      --Form of Guarantee with respect to the Preferred Securities of CCC Capital
                III

    4.17      --Form of Guarantee with respect to the Preferred Securities of CCC Capital
                IV

    4.18      --Form of Guarantee with respect to the Preferred Securities of CCC Capital
                V

    4.19      --Form of Junior Subordinated Debt Securities (included in Exhibit 4.11)

    5.1       --Opinion of Skadden, Arps, Slate, Meagher & Flom

    8.1       --Opinion of Skadden, Arps, Slate, Meagher & Flom

   12.1       --Computation of Ratio of Earnings to Combined Fixed Charges and Preferred
                Stock Dividends of Commercial Credit Company

   23.1       --Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants

   23.2       --Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibits 5.1 and 8.1)

   25.1       --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee under the Indenture

   25.2       --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee under the Declaration of
                Trust of CCC Capital I

   25.3       --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee under the Declaration of
                Trust of CCC Capital II

   25.4       --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee under the Declaration of
                Trust of CCC Capital III

   25.5       --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee under the Declaration of
                Trust of CCC Capital IV

   25.6       --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee under the Declaration of
                Trust of CCC Capital V

   25.7       --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee under the
                Preferred Securities Guarantee of Commercial Credit Company for the
                benefit of the holders of Preferred Securities of CCC Capital I

   25.8       --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee under the
                Preferred Securities Guarantee of Commercial Credit Company for the
                benefit of holders of Preferred Securities of CCC Capital II

   25.9       --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee under the
                Preferred Securities Guarantee of Commercial Credit Company for the
                benefit of holders of Preferred Securities of CCC Capital III

   25.10      --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee under the
                Preferred Securities Guarantee of Commercial Credit Company for the
                benefit of holders of Preferred Securities of CCC Capital IV

   25.11      --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee under the
                Preferred Securities Guarantee of Commercial Credit Company for the
                benefit of holders of Preferred Securities of CCC Capital V